Exhibit 10.89
XL GROUP PLC
Director Initial Stock Option Agreement
AGREEMENT made and entered into as of _____________ __, 2014 by and between XL Group plc (the “Company”), an Irish company, and ______________, a non-employee director of the Company (the “Option Holder”).
WHEREAS, the interests of the Company will be advanced by granting an incentive to nonemployee directors and by encouraging and enabling them to acquire stock ownership in the Company and assuring a close identity of their interests with those of the Company; and
WHEREAS, this option to purchase ordinary shares of the Company is granted pursuant to, and in accordance with, Section 5(a) of the Company’s Directors Stock & Option Plan (the “Plan”);
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Option Holder agree as follows:
(a) GRANT. The Option Holder is hereby granted an option (the “Option”) to purchase 5,000 ordinary shares of the Company (the “Option Shares”). The Option is granted as of ________ __, 2014 (the “Date of Grant”), and such grant is subject to the terms and conditions herein and the terms and conditions of the applicable provisions of the Plan, which terms and conditions of the Plan are incorporated by reference herein. Such Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.
(b) STATUS OF OPTION SHARES. The Option Shares shall upon issue rank equally in all respects with the other ordinary shares of the Company (“Shares”).
(c) OPTION PRICE. The purchase price for the Option Shares shall be, except as adjusted pursuant to paragraph (g) below, US$_____ per Option Share, hereinafter sometimes referred to as the “Option Price.”
(d) TERM OF OPTION. The Option may be exercised only during the period (the “Option Period”) which shall commence on the date the Option first becomes vested and exercisable under paragraph (f) below and shall continue until the earlier of (i) the second anniversary of the date the Option Holder ceases to be a member of the Board of Directors of the Company (the “Board”) for any reason and (ii) the tenth anniversary of the Date of Grant. Thereafter, the Option Holder shall cease to have any rights in respect thereof.
(e) NO RIGHTS OF SHAREHOLDER. The Option Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, until Shares are issued to the Option Holder upon exercise of the Option.
(f) EXERCISABILITY. The Option shall become vested and exercisable in three equal annual installments, beginning on the first anniversary of the Date of Grant and continuing on each of the following two anniversaries thereof, so long as the Option Holder’s service on the Board continues through such dates. To the extent the Option is vested and exercisable, it may be exercised at any time or from time to time during the Option Period in regard to all or any portion of the Option Shares as to which it is then vested and exercisable, as may be adjusted pursuant to paragraph (g) below. If the Option Holder’s service on the Board ceases for any reason prior to a date of vesting of the Option, the unvested portion of the Option shall be immediately forfeited; provided, however, that if the Option Holder’s service on the Board ceases due to the death or Disability (as defined below) of the Option Holder, unless the Board determines otherwise in its discretion, the Option Holder’s Options will vest in full upon such termination of service. For purposes of this Agreement, “Disability” means a physical or mental incapacity which has rendered, or is likely to render, the Option Holder unable to perform his or her material duties for a period of 180 days in any twelve-month period as determined by a medical physician selected by the Company and that is reasonably acceptable to the Option Holder.
(g) ADJUSTMENTS. The Option shall be subject to the adjustment provisions set forth in Section 5(j) of the Plan.
(h) TRANSFERABILITY. The Option may be assigned or otherwise transferred only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Board; or (iii) by the Option Holder to members of his or her “immediate family,” to a trust established for the exclusive benefit of solely one or more member of the Option Holder’s “immediate family” and/or the Option Holder, or to a partnership or other entity pursuant to which the only owners are one or more members of the Option Holder’s “immediate family” and/or the Option Holder. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the Option Holder’s children, stepchildren, grandchildren, parents, step-parents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.
(i) EXERCISE OF OPTION. In order to exercise the Option, the Option Holder shall submit to the Company an instrument in writing signed by the Option Holder, specifying the number of Option Shares in respect of which the Option is being exercised, accompanied by payment of the Option Price for the Option Shares for which the Option is being exercised. Such payment shall be made in cash or through delivery of Shares owned by the Option Holder for more than six months having an aggregate Fair Market Value (as defined in the Plan) on the date of exercise equal to the aggregate Option Price. Option Shares will then be issued accordingly by the Company within fifteen business days, and a share certificate dispatched to the Option Holder within thirty days. The Company shall not be required to issue a fractional Share upon the exercise of the Option. If any fractional interest in a Share would be deliverable upon the exercise of the Option in whole or in part but for the provisions of this paragraph, the Company, in lieu of delivering any such fractional share therefor, shall pay a cash adjustment therefor in an amount equal to the Fair Market Value of a Share multiplied by the fraction of the fractional share which would otherwise have been issued hereunder. Anything to the contrary herein notwithstanding, the Company shall not be obligated to issue any Option Shares hereunder if the issuance of such Option Shares would violate the provisions of any applicable law.
(j) EXPENSES OF ISSUANCE OF OPTION SHARES. The issuance of stock certificates upon the exercise of the Option in whole or in part shall be without charge to the Option Holder. The Company shall pay, and indemnify the Option Holder from and against, any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official by reason of the exercise of the Option in whole or in part or the resulting issuance of the Option Shares.
(k) REFERENCES. References herein to rights and obligations of the Option Holder shall apply, where appropriate, to the Option Holder’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Option.
(l) NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
XL Group plc
[ ]

If to the Option Holder:
At the Option Holder's most recent
address shown on the Company's
corporate records, or at any other
address which the Option Holder may
specify in a notice to the Company
delivered in the manner set forth herein.

(m) GOVERNING LAW. This Option shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles regarding conflict of laws thereof.
(n) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original constituting but one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or duly caused this Agreement to be signed, as of the date first above written.
XL GROUP PLC
By:    ___________________________________
Name:
Title:

OPTION HOLDER

__________________________________________

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